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                            (DAIMLER CHRYSLER LOGO)

                                                           DaimlerChrysler North
                                                           America Holding
                                                           Corporation

                                                                  March 23, 2005
Board of Directors
DaimlerChrysler North America
Holding Corporation
1000 Chrysler Drive
Auburn Hills, MI 48326

Gentlemen:

         Re: DaimlerChrysler AG and DaimlerChrysler North America Holding Corporation Registration Statement on Form F-3 (the Registration Statement)

         I and members of my staff have acted as counsel to DaimlerChrysler North America Holding Corporation, a Delaware corporation (the Company), and am familiar with the above-captioned Registration Statement filed with the Securities and Exchange Commission (the Commission) relating to the issuance of debt securities (the Debt Securities) of the Company pursuant to an Indenture, dated as of September 17, 1996, among Daimler-Benz North America Corporation (now DaimlerChrysler North America Holding Corporation), Daimler-Benz Canada Inc. (now DaimlerChrysler Canada Finance Inc.), Daimler-Benz International Finance B.V. (now DaimlerChrysler International Finance B.V.), Daimler-Benz Aktiengesellschaft (succeeded by DaimlerChrysler AG, a stock corporation existing under the laws of the Federal Republic of Germany and the parent corporation of the Company (DCAG)), as guarantor, and The Chase Manhattan Bank (now JPMorgan Chase Bank, National Association), as Trustee, (the Indenture), as amended by the First Supplemental Indenture, dated as of December 21, 1998, among the Company, DaimlerChrysler Canada Finance Inc., DaimlerChrysler International Finance B.V., DCAG, as guarantor, and the Trustee (the First Supplemental Indenture). The Debt Securities issued by the Company will be guaranteed by DCAG pursuant to a guarantee provided for in the Indenture and the First Supplemental Indenture (the Guarantee).


                1000 Chrysler Drive, Auburn Hills, Michigan 48326

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         In connection with this opinion, I or members of my staff upon whom I am relying have examined the Registration Statement and, in each case as filed with the Registration Statement, the Indenture, the First Supplemental Indenture, the form of Distribution Agreement, the form of Underwriting Agreement, the Prospectus and the related Prospectus Supplements related to the Debt Securities and Guarantee filed as part of the Registration Statement, the Certificate of Incorporation and the By-Laws of the Company as presently in effect, certain resolutions of the Board of Directors or the Executive Committee of the Board of Directors of the Company relating to the filing of the Registration Statement, and the forms of Debt Securities and Guarantee (collectively, the Operative Documents). I or members of my staff upon whom I am relying have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as I or they have deemed necessary or appropriate in connection with this opinion.

         Members of my staff, acting under my supervision, and I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         To the extent the opinion below relates to matters governed by the laws of the Federal Republic of Germany, I have relied solely on the opinion of Thomas Frangenberg and Dr. Peter Herz, Associate General Counsel and Senior Counsel, respectively, of the legal department of DaimlerChrysler AG,


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filed as Exhibit 5.2 to the Registration Statement, and my opinion is subject to the same limitations, qualifications, and assumptions set forth in such opinion. I have also assumed that the issuance of the Debt Securities and Guarantees denominated in a foreign currency or foreign currency units would not violate the exchange control or other laws of the applicable foreign jurisdictions and that no foreign law would affect any of the conclusions set forth herein.

         Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

         Based on and subject to the foregoing, I am of the opinion that, with respect to the Debt Securities of the Company and the Guarantees of DCAG, when
(i) the registration requirements of the Securities Act of 1933, as amended (the 1933 Act) and the applicable rules and regulations thereunder, and such Blue Sky or other state securities laws, as may be applicable, have been complied with,
(ii) the Indenture as supplemented by the First Supplemental Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (iii) the form or forms of the Debt Securities and the Guarantees and the final terms thereof shall have been duly approved or established in accordance with the terms of the Indenture and the First Supplemental Indenture, (iv) the amount, price, interest rate, and the other terms of such Debt Securities have been duly approved by the Board of Directors or the Executive Committee of the Board of Directors of the Company and the Board of Management of the Guarantor, respectively, (v) the Operative Documents relating to the Debt Securities and the Guarantees have each been duly completed, executed, and delivered by the parties thereto substantially in the form filed as exhibits to the Registration Statement reflecting the terms established as described above, and (vi) such Debt Securities and the Guarantees have been duly executed by the Company and DCAG, respectively, authenticated by the Trustee, and sold by the Company and DCAG, respectively, and paid for, all in accordance with the terms and conditions of the Operative Documents and in the manner described in the Registration Statement, such Debt Securities and the Guarantees will have been legally issued and will be valid and binding obligations of the Company and DCAG, respectively, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether


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enforceability is considered in a proceeding at law or in equity), (3)
requirements that a claim with respect to any Debt Security or Guarantee denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (4) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currencies, currency units, or composite currencies.

         I am admitted to the State Bar of Michigan and the State Bar of New York and I express no opinion as to the laws of any other jurisdiction except the laws of the State of Michigan, the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal law of the United States of America. I do not purport to be an expert on, or to express any opinion herein concerning, the laws of any other jurisdiction or the effect under the law of the State of Michigan, the law of the State of New York, the General Corporation Law of the State of Delaware, or the federal law of the United States of America of the law of any other jurisdiction. The Debt Securities and Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption Legal Matters in the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission issued thereunder.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                                                      Very truly yours,


                                                      /s/ William J. O'Brien III

                                                      William J. O'Brien III


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